PROSPECTUS dated September 29, 1995                     Pricing Supplement No. 4
PROSPECTUS SUPPLEMENT dated October 19, 1995            January 26, 1996

                                                        Rule 424 (b) (3)
                                                       Registration No. 33-62405


                                SUNAMERICA INC.
                                MEDIUM-TERM NOTES, SERIES 2
                                DUE NINE MONTHS OR MORE FROM
                                DATE OF ISSUE


$10,000,000 6.50 % Notes due
January 31, 2006

Principal Amount:       U.S. $10,000,000        Interest Payment Dates:
                                                June 1 and December 1
Price to Public:        100.000%                each year and at maturity
Settlement Date:        January 31, 1996        Form:   Book Entry
                        (Original Issue Date)
Maturity Date:          January 31, 2006        Redemption at Company
Interest Rate:          6.50%                   Option:  None
Net Proceeds:           $9,937,500.00           Specified Currency:
Agent Commission:       $62,500.00              United States dollars





                        J.P. MORGAN SECURITIES INC.